Exhibit 99.1

Clean Energy Reports Revenue of $117.6 Million and 67.4 Million RNG Gallons Sold for the First Quarter of 2026.

NEWPORT BEACH, Calif. — (BUSINESS WIRE) — May 7, 2026 — Clean Energy Fuels Corp. (NASDAQ: CLNE) (“Clean Energy” or the “Company”) today announced its operating results for the first quarter of 2026.

Financial Highlights

o	Revenue of $117.6 million in Q1 2026 compared to $103.8 million in Q1 2025.
o	Net loss attributable to Clean Energy for Q1 2026 was $(12.4) million, or $(0.06) per share, on a GAAP (as defined below) basis, compared to $(135.0) million, or $(0.60) per share, for Q1 2025.
o	Adjusted EBITDA (as defined below) was $16.6 million for Q1 2026, compared to $17.1 million for Q1 2025.
o	Cash, Cash Equivalents (less restricted cash) and Short-Term Investments totaled $126.2 million as of March 31, 2026, compared to $156.1 million as of December 31, 2025.

Operational and Strategic Highlights

o	Announced effective in April the appointment of Clay Corbus as the new President and Chief Executive Officer of the Company.
o	The East Valley dairy renewable natural gas (RNG) project which is a project within our joint venture with bp, located in Idaho was successfully placed into service in the first quarter of 2026. The project is expected to produce approximately 3.5 million gallons of RNG annually.
o	During the first quarter of 2026, we announced a series of agreements with trucking, refuse and transit fleets nationwide. The agreements span RNG fueling infrastructure and RNG supply, and include operations and maintenance arrangements for station sites, reflecting continued fleet adoption of RNG across multiple sectors and customer interest in near-term, scalable decarbonization solutions.
o	RNG gallons sold of 67.4 million gallons in Q1 2026, a 33.2% increase compared to Q1 2025.

Commentary by Clay Corbus, President and Chief Executive Officer

“It was great to see our RNG volumes continue at a steady pace and rebound from last year.  There is always extreme winter weather that can impact RNG production at dairies, and this year was no different - particularly in the upper Midwest - but we see a lot of progress being made with refinements to operating procedures to continually improve dairy RNG production.  We’ve seen it with our dairies and see great efforts across the industry to keep the RNG volumes up and flowing.  We are doing our part, with our most recent projects such as the East Valley project, in Idaho, and the South Fork project, in Texas, ramping up production.  Additionally, at the end of the quarter the conflict in Iran and the resulting higher oil prices has driven up the price of diesel. Fleets are taking note of our much less volatile transportation fuel.  Our results reflect some of these tailwinds of elevated oil and diesel prices, particularly in our revenues, compared to a relatively stable natural gas commodity market.  We were very pleased with our first quarter results and feel good about our position in the geopolitical environment as it relates to offering a domestically supplied, low-cost sustainable transportation fuel that is available today.”

Summary and Review of Results

The Company’s revenue for the first quarter of 2026 was decreased by $10.1 million of non-cash stock-based sales incentive contra-revenue charges (“Amazon warrant charges”) related to the warrant issued to Amazon.com NV Investment Holdings LLC (the “Amazon warrant”), compared to Amazon warrant charges of $17.3 million in Q1 2025. Q1 2026 station construction revenues were $8.2 million versus $5.6 million of station construction revenues in Q1 2025. Revenue for Q1 2026 also included an unrealized gain of $0.6 million on commodity swap and customer fueling contracts relating to the Company’s Zero Now truck financing program, compared to an unrealized loss of $0.6 million in Q1 2025. Q1 2026 renewable identification number (“RIN”) and low carbon fuel standards (“LCFS”) revenues of $14.4 million versus $9.0 million of RIN and LCFS revenues in Q1 2025 reflecting an increase of $5.4 million. This $5.4 million increase was due (i) an increase in RIN revenue of $4.9 million primarily due to a higher share of RIN values, higher volume, and incremental RIN revenue generated by the Company’s consolidated dairy RNG project (upstream) and (ii) an increase in LCFS revenue of $0.5 million primarily due to incremental LCFS revenue generated by the Company’s consolidated RNG project (upstream business).

Net loss attributable to Clean Energy for Q1 2025 included an impairment of goodwill of $(64.3) million and accelerated depreciation expense from the abandonment of certain LNG station assets located at 55 Pilot Flying J locations of $(50.7) million versus no such charges in Q1 2026. Q1 2026 losses from equity method investments were lower than Q1 2025 due to the ramp up of operations of our dairy RNG projects. Selling, general and administrative expenses were lower in Q1 2026 compared to Q1 2025 by approximately $2.9 million mainly due to a decrease in general business expenses.

Non-GAAP income (loss) per share (as defined below) for Q1 2025 was $0.01, compared to $(0.01) per share for Q1 2026.

In this press release, Clean Energy refers to various GAAP (U.S. generally accepted accounting principles) and non-GAAP financial measures. The non-GAAP financial measures may not be comparable to similarly titled measures being used and disclosed by other companies. Clean Energy believes that this non-GAAP information is useful for an understanding of its operating results and the ongoing performance of its business. Non-GAAP income (loss) per share and Adjusted EBITDA are defined below and reconciled to GAAP net income (loss) per share attributable to Clean Energy and GAAP net income (loss) attributable to Clean Energy, respectively.

The table below shows GAAP and non-GAAP income (loss) attributable to Clean Energy per share and reconciles GAAP net income (loss) attributable to Clean Energy to the non-GAAP net income (loss) attributable to Clean Energy figure used in the calculation of non-GAAP income (loss) per share:

	Three Months Ended
	March 31,
(in thousands, except share and per share data)	2025	2026
Net loss attributable to Clean Energy Fuels Corp.	$(134,967)	$(12,412)
Amazon warrant charges	17,338	10,107
Stock-based compensation expense	1,777	2,030
Amortization of investment tax credit from consolidated RNG project	—	(232)
Accelerated depreciation expense associated with station equipment removal	50,660	—
Loss from Rimere equity method investment	1,551	—
Loss (gain) from SAFE S.p.A. equity method investment	478	(155)
Loss (gain) from change in fair value of derivative instruments	557	(616)
Impairment of goodwill	64,328	—
Holdback payment from prior year extinguishment of loan receivable and preferred stock equity security	—	(37)
Amortization of investment tax credit from RNG equity method investments	(236)	(283)
Non-GAAP net income (loss) attributable to Clean Energy Fuels Corp.	$1,486	$(1,598)
Diluted weighted-average common shares outstanding	224,924,980	219,667,732
GAAP loss attributable to Clean Energy Fuels Corp. per share	$(0.60)	$(0.06)
Non-GAAP income (loss) attributable to Clean Energy Fuels Corp. per share	$0.01	$(0.01)

The table below shows Adjusted EBITDA and also reconciles this figure to GAAP net loss attributable to Clean Energy:

	Three Months Ended
	March 31,
(in thousands)	2025	2026
Net loss attributable to Clean Energy Fuels Corp.	$(134,967)	$(12,412)
Income tax expense (benefit)	(2,932)	18
Interest expense	7,528	5,701
Interest income	(2,899)	(1,382)
Depreciation and amortization	11,607	11,002
Accelerated depreciation expense associated with station equipment removal	50,660	—
Impairment of goodwill	64,328	—
Amazon warrant charges	17,338	10,107
Stock-based compensation expense	1,777	2,030
Amortization of investment tax credit from consolidated RNG project	-	(232)
Loss from Rimere equity method investment	1,551	—
Loss (gain) from SAFE S.p.A. equity method investment	478	(155)
Loss (gain) from change in fair value of derivative instruments	557	(616)
Holdback payment from prior year extinguishment of loan receivable and preferred stock equity security	—	(36)
Depreciation and amortization from RNG equity method investments	2,746	2,863
Interest expense from RNG equity method investments	213	196
Interest income from RNG equity method investments	(664)	(232)
Amortization of investment tax credit from RNG equity method investments	(236)	(283)
Adjusted EBITDA	$17,085	$16,569

The tables below present a further breakdown of the above consolidated Adjusted EBITDA:

	Three Months Ended
	March 31,
(in thousands)	2025	2026
Net loss attributable to fuel distribution*	$(129,932)	$(5,302)
Income tax expense (benefit)	(2,932)	18
Interest expense	7,528	5,701
Interest income	(2,899)	(1,382)
Depreciation and amortization from fuel distribution	11,607	9,018
Accelerated depreciation expense associated with station equipment removal	50,660	—
Impairment of goodwill	64,328	—
Amazon warrant charges	17,338	10,107
Stock-based compensation expense	1,777	2,030
Holdback payment from prior year extinguishment of loan receivable and preferred stock equity security	—	(36)
Loss from Rimere equity method investment	1,551	—
Loss (gain) from SAFE S.p.A. equity method investment	478	(155)
Loss (gain) from change in fair value of derivative instruments	557	(616)
Adjusted EBITDA attributable to fuel distribution	$20,061	$19,383

* Fuel distribution represents the Company’s consolidated results excluding the results from RNG equity method investments attributable to clean energy and the results of the Company’s consolidated RNG project.

	Three Months Ended
	March 31,
(in thousands)	2025	2026
Net loss from RNG upstream attributable to Clean Energy Fuels Corp.*	$(5,035)	$(7,110)
Depreciation and amortization from RNG upstream	2,746	4,847
Interest expense from RNG upstream	213	196
Interest income from RNG upstream	(664)	(232)
Amortization of investment tax credit from RNG upstream	(236)	(515)
Adjusted EBITDA of RNG upstream attributable to Clean Energy Fuels Corp.	$(2,976)	$(2,814)

* RNG upstream combines net loss from RNG equity method investments attributable to Clean Energy and the results of the Company’s consolidated RNG project.

Fuel Volume

The following table presents, for the three months ended March 31, 2025 and 2026; the amount of total fuel volume the Company sold to customers with particular focus on RNG volume as a subset of total fuel volume.

	Three Months Ended
Fuel volume, GGEs(1) sold (in millions),	March 31,
correlating to total volume-related product revenue	2025	2026
RNG	50.6	67.4
Conventional natural gas	16.1	17.3
Total fuel volume	66.7	84.7

The following table shows the Company’s sources of revenue for the three months ended March 31, 2025 and 2026:

	Three Months Ended
	March 31,
Revenue (in millions)	2025	2026
Product revenue:
Volume-related (1)
Fuel sales(2)	$76.3	$79.6
Change in fair value of derivative instruments(3)	(0.6)	0.6
RIN Credits	5.2	10.1
LCFS Credits	3.8	4.3
Total volume-related product revenue	84.7	94.6
Station construction sales	5.6	8.2
Total product revenue	90.3	102.9
Service revenue:
O&M services (2) (4)	12.8	14.2
Other services	0.7	0.5
Total service revenue	13.5	14.7
Total revenue	$103.8	$117.6

(1)	The Company’s volume-related product revenue primarily consists of sales of RNG and conventional natural gas, in the form of CNG and LNG, and sales of RINs and LCFS Credits in addition to changes in fair value of our derivative instruments.

(2)	Includes $17.3 million and $10.1 million of non-cash stock-based sales incentive contra-revenue charges related to the Amazon Warrant for the three months ended March 31, 2025 and 2026, respectively. The March 31, 2026 amount is comprised of $7.5 million related to fuel sales and $2.6 million related to facility use fee.

(3)	The change in fair value of unsettled derivative instruments is related to the Company’s commodity swap and customer fueling contracts. The amounts are classified as revenue because the Company’s commodity swap contracts are used to economically offset the risk associated with the diesel-to-natural gas price spread resulting from customer fueling contracts under the Company’s truck financing program.

(4)	O&M services revenue includes revenues earned from providing operating and maintenance services on natural gas fueling stations owned by our customers for fixed fees or per gallon fees based on the volume of fuel dispensed at the customer station. If we provide the fuel in addition to the O&M services, we include the revenues associated with providing the fuel in volume-related product revenue..

2026 Outlook

Our GAAP net loss for 2026 is expected to range from approximately $(71) million to $(66) million, assuming no unrealized gains or losses on customer contracts relating to the Company’s truck financing program and Amazon warrant charges estimated to be approximately $47 million. Changes in diesel and natural gas market conditions resulting in unrealized gains or losses on the Company’s customer fueling contracts relating to the Company’s truck financing program, and significant variations in the vesting of the Amazon warrant could significantly affect the Company’s estimated GAAP net loss for 2026. Adjusted EBITDA for 2026 is estimated to range from approximately $70 million to $75 million. These expectations exclude the impact of any acquisitions, divestitures, new joint ventures, transactions and other extraordinary events; and macroeconomic conditions and global supply chain issues. Additionally, the expectations regarding 2026 Adjusted EBITDA assume the calculation of this non-GAAP financial measure in the same manner as described above and adding back the estimated Amazon warrant charges described above and without adjustments for any other items that may arise during 2026 that management deems appropriate to exclude. These expectations are forward-looking statements and are qualified by the statement under “Safe Harbor Statement” below.

(in thousands)	2026 Outlook
Net loss attributable to Clean Energy Fuels Corp.	$(71,000) - (66,000)
Income tax benefit	600
Interest expense	24,500
Interest income	(4,800)
Depreciation and amortization	49,000
Stock-based compensation	11,000
Loss from SAFE S.p.A. equity method investment	2,000
Loss from change in fair value of derivative instruments	-
Amazon warrant charges	47,000
Amortization of investment tax credit from consolidated RNG project	(900)
Depreciation and amortization from RNG equity method investments	14,500
Interest expense from RNG equity method investments	500
Interest income from RNG equity method investments	(300)
Amortization of investment tax credit from RNG equity method investments	(2,100)
Adjusted EBITDA	$70,000 - 75,000

The tables below present a further breakdown of the above consolidated Adjusted EBITDA:

(in thousands)	2026 Outlook
Net loss attributable to fuel distribution*	$(54,300) - (51,400)
Income tax benefit	600
Interest expense	24,500
Interest income	(4,800)
Depreciation and amortization from fuel distribution	41,000
Stock-based compensation	11,000
Loss from SAFE S.p.A. equity method investment	2,000
Loss from change in fair value of derivative instruments	-
Amazon warrant charges	47,000
Adjusted EBITDA attributable to fuel distribution	$67,000 - 69,900

* Fuel distribution represents the Company’s consolidated results excluding the results from RNG equity method investments attributable to clean energy and the results of the Company’s consolidated RNG project.

(in thousands)	2026 Outlook
Net loss attributable to RNG upstream*	$(16,700) - (14,600)
Depreciation and amortization from RNG upstream	22,500
Interest expense from RNG upstream	500
Interest income from RNG upstream	(300)
Amortization of investment tax credit from RNG upstream	(3,000)
Adjusted EBITDA attributable to RNG upstream	$3,000 - 5,100

* RNG upstream combines net loss from RNG equity method investments attributable to Clean Energy and the results of the Company’s consolidated RNG project.

Today’s Conference Call

The Company will host an investor conference call today at 4:30 p.m. Eastern time (1:30 p.m. Pacific). Investors interested in participating in the live call can dial 1.800.343.4849 from the U.S. (Conference ID: CLEAN) and international callers can dial 1.203.518.9848 (Conference ID: CLEAN). A telephone replay will be available approximately three hours after the call concludes through Sunday June 7, 2026, by dialing 1.844.512.2921 from the U.S., or 1.412.317.6671 from international locations, and entering Replay Pin Number 11161549. There also will be a simultaneous, live webcast available on the Investor Relations section of the Company’s web site at www.cleanenergyfuels.com, which will be available for replay for 30 days.

About Clean Energy Fuels Corp.

Clean Energy Fuels Corp. is the country’s largest provider of the cleanest fuel for the transportation market. Our mission is to decarbonize transportation through the development and delivery of renewable natural gas (“RNG”), a sustainable fuel derived from organic waste. Clean Energy allows thousands of vehicles, from airport shuttles to city buses to waste and heavy-duty trucks, to reduce their amount of climate-harming greenhouse gas. We operate a vast network of fueling stations across the U.S. and Canada. Visit www.cleanenergyfuels.com and follow @ce_renewables on X (formerly known as Twitter).

Non-GAAP Financial Measures

To supplement the Company’s unaudited condensed consolidated financial statements presented in accordance with GAAP, the Company uses non-GAAP financial measures that it calls non-GAAP income (loss) per share (“non-GAAP income (loss) per share”) and adjusted EBITDA (“Adjusted EBITDA”). Management presents non-GAAP income (loss) per share and Adjusted EBITDA because it believes these measures provide meaningful supplemental information about the Company’s performance for the following reasons: (1) they allow for greater transparency with respect to key metrics used by management to assess the Company’s operating performance and make financial and operational decisions; (2) they exclude the effect of items that management believes are not directly attributable to the Company’s core operating performance and may obscure trends in the business; and (3) they are used by institutional investors and the analyst community to help analyze the Company’s business. In future quarters, the Company may adjust for other expenditures, charges or gains to present non-GAAP financial measures that the Company’s management believes are indicative of the Company’s core operating performance.

Non-GAAP financial measures are limited as an analytical tool and should not be considered in isolation from, or as a substitute for, the Company’s GAAP results. The Company expects to continue reporting non-GAAP financial measures, adjusting for the items described below (and/or other items that may arise in the future as the Company’s management deems appropriate), and the Company expects to continue to incur expenses, charges or gains like the non-GAAP adjustments described below. Accordingly, unless expressly stated otherwise, the exclusion of these and other similar items in the presentation of non-GAAP financial measures should not be construed as an inference that these costs are unusual, infrequent, or non-recurring. Non-GAAP income (loss) per share and Adjusted EBITDA are not recognized terms under GAAP and do not purport to be an alternative to GAAP income (loss), GAAP income (loss) per share or any other GAAP measure as an indicator of operating performance. Moreover, because not all companies use identical measures and calculations, the Company’s presentation of non-GAAP income (loss) per share and Adjusted EBITDA may not be comparable to other similarly titled measures used by other companies.

Non-GAAP Income (Loss) Per Share

Non-GAAP income (loss) per share, which the Company presents as a non-GAAP measure of its performance, is defined as net income (loss) attributable to Clean Energy Fuels Corp plus Amazon warrant charges, plus stock-based compensation expense, plus the accelerated depreciation expense from the abandonment of certain LNG station assets located at 55 Pilot Flying J locations, plus (minus) loss (income) from Rimere equity method investment, plus (minus) loss (income) from the SAFE S.p.A. equity method investment, plus

(minus) any loss (gain) from changes in the fair value of derivative instruments, plus one-off, non-cash charge to Goodwill, (minus) gain on extinguishment of loan receivable and equity security and minus amortization of investment tax credit from RNG equity method investments, the total of which is divided by the Company’s weighted-average common shares outstanding on a diluted basis. The Company’s management believes excluding non-cash expenses related to the Amazon warrant charges provides useful information to investors regarding the Company’s performance because the Amazon warrant charges are measured based upon a fair value determined using a variety of assumptions and estimates, and the Amazon warrant charges do not affect the Company’s operating cash flows related to the delivery and sale of vehicle fuel to its customer. The Company’s management believes excluding non-cash expenses related to stock-based compensation provides useful information to investors regarding the Company’s performance because of the varying available valuation methodologies, the volatility of the expense (which depends on market forces outside of management’s control), the subjectivity of the assumptions and the variety of award types that a company can use, which may obscure trends in a company’s core operating performance. In addition, the Company’s management believes excluding the results from the Rimere equity method investment is useful to investors because Rimere is an investment belonging to the non-core operations of the Company, and its results are not indicative of the Company’s ongoing operations. Similarly, the Company’s management believes excluding the non-cash results from the SAFE S.p.A. equity method investment is useful to investors because these charges are not part of or representative of the core operations of the Company. In addition, the Company’s management believes excluding the non-cash loss (gain) from changes in the fair value of derivative instruments is useful to investors because the valuation of the derivative instruments is based on a number of subjective assumptions, the amount of the loss or gain is derived from market forces outside of management’s control, and the exclusion of these amounts enables investors to compare the Company’s performance with other companies that do not use, or use different forms of, derivative instruments. Furthermore, the Company’s management believes excluding other income relating to the amortization of investment tax credit from RNG equity method investments is useful to investors because such income is not generated from the core operations of the Company and may obscure trends of the Company’s core operations.

Adjusted EBITDA

Adjusted EBITDA, which the Company presents as a non-GAAP measure of its performance, is defined as net income (loss) attributable to Clean Energy Fuels Corp plus (minus) income tax expense (benefit), plus interest expense (including any losses from the extinguishment of debt), minus interest income, plus depreciation and amortization expense, plus the accelerated depreciation expense from the abandonment of certain LNG station assets located at 55 Pilot Flying J locations, plus one-off, non-cash charge to Goodwill, minus gain on extinguishment of loan receivable and equity security plus Amazon warrant charges, plus stock-based compensation expense, plus (minus) loss (income) from the Rimere equity method investment, plus (minus) loss (income) from the SAFE S.p.A. equity method investment, plus (minus) any loss (gain) from changes in the fair value of derivative instruments, plus depreciation and amortization expense from RNG equity method investments, plus interest expense from RNG equity method investments, minus interest income from RNG equity method investments, and minus amortization of investment tax credit from RNG equity method investments and the Company’s consolidated RNG project. The Company’s management believes Adjusted EBITDA provides useful information to investors regarding the Company’s performance for the same reasons discussed above with respect to non-GAAP income (loss) per share. In addition, management internally uses Adjusted EBITDA to determine elements of executive and employee compensation.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements about, among other things, our fiscal 2026 outlook, our volume growth, customer expansion, production sources, joint ventures, governmental regulations, vehicle adoption, and the benefits of our fuels.

Forward-looking statements are statements other than historical facts and relate to future events or circumstances or the Company’s future performance, and are based on the Company’s current assumptions, expectations and beliefs concerning future developments and their potential effect on the Company and its business. As a result, actual results, performance or achievements and the timing of events could differ materially from those anticipated in or implied by these forward-looking statements as a result of many factors including, among others: the willingness of fleets and other consumers to adopt natural gas as a vehicle fuel, and the rate and level of any such adoption; the market’s perception of the benefits of RNG and conventional natural gas relative to other alternative vehicle fuels; natural gas vehicle and engine cost, fuel usage, availability, quality, safety, convenience, design, performance and residual value, as well as operator perception with respect to these factors, in general and in the Company’s key customer markets, including heavy-duty trucking; the Company’s ability to further develop and manage its RNG business, including its ability to procure adequate supplies of RNG and generate revenues from sales of such RNG; the Company and its suppliers’ ability to successfully develop and operate projects and produce expected volumes of RNG; the impact of a bankruptcy or failure of any source owners at our projects; the Company’s dependence on the production of vehicles and engines by manufacturers over which the Company has no control; the long and variable development cycle required to secure ADG RNG from new projects; the potential commercial viability, solvency, financial capacity, and operational capability of livestock waste and dairy farm projects to produce RNG; the Company’s history of net losses and the possibility that the Company could incur additional net losses in the future; the Company’s and its partners’ ability to acquire, finance, construct and develop other commercial projects; the Company’s ability to invest in hydrogen stations or modify its fueling stations to reform its RNG to fuel hydrogen and charge electric vehicles; the future supply, demand, use and prices of crude oil, gasoline, diesel, natural gas, and other vehicle fuels, including overall levels of and volatility in these factors; changes in the competitive environment in which we operate, including potentially increasing competition in the market for vehicle fuels generally; the Company’s ability to manage and increase its business of transporting and selling CNG for non-vehicle purposes via virtual natural gas pipelines and interconnects, as well as its station design and construction activities; construction, permitting and other factors that could cause delays or other problems at station construction projects; the Company’s ability to procure and maintain contracts with government entities; the Company’s ability to execute and realize the intended benefits of any acquisitions, divestitures, investments or other strategic relationships or transactions; significant fluctuations in the Company’s results of operations, which make it difficult to predict future results of operations; the Company’s warranty reserves may not adequately cover its warranty obligations; a future pandemic, epidemic or other infectious disease outbreak; the future availability of and the Company’s access to additional capital, which may include debt or equity financing, in the amounts and at the times needed to fund growth in the Company’s business and the repayment of its debt obligations (whether at or before their due dates) or other expenditures, as well as the terms and other effects of any such capital raising transaction; the Company’s ability to generate sufficient cash flows to repay its debt obligations as they come due; the availability of environmental, tax and other government legislation, regulations, programs and incentives that promote natural gas, such as AFTC, or other alternatives as a vehicle fuel, including long-standing support for gasoline- and diesel-powered vehicles and growing support for electric and hydrogen-powered vehicles that could result in programs or incentives that favor these or other vehicles or vehicle fuels over natural gas; the Company’s ability to comply with various registration and regulatory requirements related to its RNG projects; the effect of, or potential for changes to greenhouse gas emissions requirements or other environmental regulations applicable to vehicles powered by gasoline, diesel, natural gas or other vehicle fuels and crude oil and natural gas fueling, drilling, production, transportation or use; the Company’s ability to manage the health, safety and environmental risks inherent in its operations; the Company’s compliance with all applicable government and environmental regulations; the impact of the foregoing on the trading price of the Company’s common stock; the interests of the Company’s significant stockholders may differ from the Company’s other stockholders; the Company’s ability to protect against any material failure, inadequacy, interruption or security failure of its information technology; the Company’s recent leadership transition; and general political, regulatory, economic and market conditions.

The forward-looking statements made in this press release speak only as of the date of this press release and the Company undertakes no obligation to update publicly such forward-looking statements to reflect subsequent events or circumstances, except as otherwise required by law. The Company’s periodic reports filed with the Securities and Exchange Commission (www.sec.gov), including its Annual Report on Form 10-K for the year ended December 31, 2025 that the Company filed with the Securities and Exchange Commission on February 24, 2026, and its Quarterly Report on Form 10-Q for the quarter ended March 31, 2026 that the Company expects to file with the Securities and Exchange Commission on or about May 7, 2026, contain additional information about these and other risk factors that may cause actual results to differ materially from the forward-looking statements contained in this press release, and such risk factors may be amended, supplemented or superseded from time to time by other reports the Company files with the Securities and Exchange Commission.

Media Contact:
Gary Foster
(949) 437-1113
Gary.Foster@cleanenergyfuels.com

Investor Contact:

Thomas Driscoll

(949) 437-1191

Thomas.Driscoll@cleanenergyfuels.com

Source: Clean Energy Fuels Corp.

Clean Energy Fuels Corp. and Subsidiaries

Condensed Consolidated Balance Sheets

(In thousands, except share and per share data; Unaudited)

	December 31,	March 31,
	2025	2026
Assets
Current assets:
Cash, cash equivalents and restricted cash	$157,756	$57,657
Short-term investments	552	70,755
Accounts receivable, net of allowance of $2,069 and $1,953 as of December 31, 2025 and March 31, 2026, respectively	100,793	110,566
Other receivables	6,193	6,481
Inventory	43,906	42,683
Notes receivable - related party	—	—
Prepaid expenses and other current assets	41,139	44,115
Total current assets	350,339	332,257
Operating lease right-of-use assets	87,922	85,600
Land, property and equipment, net	324,040	318,382
Notes receivable and other long-term assets, net	22,194	20,540
Investments in other entities	262,325	270,291
Goodwill	—	—
Intangible assets, net	9,896	9,771
Total assets	$1,056,716	$1,036,841
Liabilities and Stockholders' Equity
Current liabilities:
Current portion of debt	$52	$54
Current portion of finance lease obligations	1,303	1,249
Current portion of operating lease obligations	9,095	9,338
Accounts payable	26,176	22,211
Accrued liabilities	96,106	86,627
Deferred revenue	18,423	15,550
Total current liabilities	151,155	135,029
Long-term portion of debt	226,727	227,853
Long-term portion of finance lease obligations	2,531	2,146
Long-term portion of operating lease obligations	85,920	83,313
Other long-term liabilities	25,316	24,827
Total liabilities	491,649	473,168
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.0001 par value. 1,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $0.0001 par value. 454,000,000 shares authorized; 219,331,992 shares and 220,224,634 shares issued and outstanding as of December 31, 2025 and March 31, 2026, respectively	22	22
Additional paid-in capital	1,796,957	1,808,053
Accumulated deficit	(1,234,566)	(1,246,978)
Accumulated other comprehensive loss	(2,992)	(2,955)
Total Clean Energy Fuels Corp. stockholders’ equity	559,421	558,142
Noncontrolling interest in subsidiary	5,646	5,531
Total stockholders’ equity	565,067	563,673
Total liabilities and stockholders’ equity	$1,056,716	$1,036,841

Clean Energy Fuels Corp. and Subsidiaries

Condensed Consolidated Statements of Operations

(In thousands, except share and per share data; Unaudited)

	Three Months Ended
	March 31,
	2025	2026
Revenue:
Product revenue	$90,290	$102,873
Service revenue	13,474	14,683
Total revenue	103,764	117,556
Operating expenses:
Cost of sales (exclusive of depreciation and amortization shown separately below):
Product cost of sales	67,846	73,804
Service cost of sales	8,157	11,099
Selling, general and administrative	27,464	24,546
Depreciation and amortization	62,267	11,002
Impairment of goodwill	64,328	—
Total operating expenses	230,062	120,451
Operating loss	(126,298)	(2,895)
Interest expense	(7,528)	(5,701)
Interest income	2,899	1,382
Other income, net	8	343
Loss from equity method investments	(7,044)	(5,638)
Loss before income taxes	(137,963)	(12,509)
Income tax (expense) benefit	2,932	(18)
Net loss	(135,031)	(12,527)
Loss attributable to noncontrolling interest	64	115
Net loss attributable to Clean Energy Fuels Corp.	$(134,967)	$(12,412)
Net loss attributable to Clean Energy Fuels Corp. per share:
Basic and diluted	$(0.60)	$(0.06)
Weighted-average common shares outstanding:
Basic and diluted	223,673,947	219,667,732